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                                                                EXHIBIT 10.1


                         FAMOUS DAVE'S OF AMERICA, INC.

                                  AMENDMENT TO
                              1995 STOCK OPTION AND
                                COMPENSATION PLAN



         1. Increase in Number of Shares Subject to the Plan. Section e(i) of the 1995 Stock Option and Compensation Plan is hereby amended to read in its entirety as follows:

            i. Number of Shares. Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 950,000 shares of Common Stock.

         2. Effective Date. This Amendment will become effective upon approval thereof by the shareholders of the Company.